Exhibit 99.1
Bright Horizons Family Solutions® Reports Fourth Quarter and Full Year 2014 Financial Results

BOSTON, February 12, 2015 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the fourth quarter and full year of 2014.
Fourth quarter 2014 Highlights (compared to fourth quarter 2013):

•	Revenue increased 6% to $338 million

•	Adjusted EBITDA* increased 14% to $61 million

•	Adjusted income from operations* rose 25% to $39 million

•	Adjusted net income* increased 22% to $26 million

•	Diluted adjusted earnings per pro forma common share* increased 22% to $0.39
Year ended December 31, 2014 Highlights (compared to year ended December 31, 2013):

•	Revenue increased 11% to $1.35 billion

•	Adjusted EBITDA* increased 14% to $238 million

•	Adjusted income from operations* rose 18% to $150 million

•	Adjusted net income* increased 24% to $97 million

•	Diluted adjusted earnings per pro forma common share* increased 22% to $1.45

"We generated strong operating results for the fourth quarter and the full year in 2014 as we executed on our growth strategy," said David Lissy, Chief Executive Officer.  "Our solid financial performance across our broad suite of solutions, reflects the investments we continue to make in the people and systems needed to strengthen our position as the leader in our field, and we are well positioned to continue to deliver growth and operating leverage in 2015."

“It was affirming that President Obama, in his January State of the Union Address, called out child care as an economic imperative for our country and ‘not a nice to have but a must have’ for working families in order to be successful integrating work and life. It highlighted for the rest of the nation what we at Bright Horizons, our clients and working parents across the country have long known - quality child care and other key supports are essential not only to the success of working families, but also for employers as they seek to engage the talent they need to sustain competitive advantage,” Lissy said.
The Company also announced today that its Board of Directors has authorized a stock repurchase program of up to $250 million of the Company’s outstanding common stock. The stock repurchase program, which has no expiration date, replaces the prior $225 million authorization, of which $3.6 million remained. The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions, applicable legal requirements, and compliance with the terms of the Company’s senior secured credit facility.
Fourth Quarter 2014 Results
Revenue increased $18.6 million, or 6%, in the fourth quarter of 2014 from the fourth quarter of 2013 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

In the fourth quarter of 2014, adjusted EBITDA increased $7.6 million, or 14%, and adjusted income from operations increased $7.9 million from the fourth quarter of 2013. The adjusted EBITDA increase reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, expanded back-up dependent care and educational advisory services, and strong cost management, partially offset by the costs incurred during the ramp up of certain new lease/consortium centers opened during 2013 and 2014. The increase in adjusted income from operations reflects a $9.3 million increase in gross profit, partially offset by increases in selling, general and administrative expenses ("SG&A").

Income from operations was $37.3 million for the fourth quarter of 2014 compared to $30.4 million in the same 2013 period, and net income was $18.9 million for the fourth quarter of 2014 compared to $23.7 million in 2013.   The Company incurred transaction costs totaling approximately $2.2 million during the quarter ended December 31, 2014 in connection with an amendment to its Credit Agreement and completion of a secondary offering of stock. In 2013, the income tax benefit of $2.4 million in the fourth quarter of 2013 represented the balance of the applicable tax rate for the full year 2013, including the impact on income before income taxes of the expenses related to the initial public offering (the "IPO") and debt refinancing that were completed in the first quarter of 2013.  Adjusted net income increased by $4.5 million, or 22%, to $25.7 million as compared to the fourth quarter of 2013, on expanded adjusted operating income. Diluted adjusted earnings per pro forma common share increased 22% from $0.32 in the fourth quarter of 2013 to $0.39 in the fourth quarter of 2014.

As of December 31, 2014, the Company operated 884 early care and education centers with the capacity to serve 101,000 children and families.

*Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013, expenses related to secondary offerings, expenses associated with completed acquisitions, and the management agreement fee paid to Bain Capital Partners LLC (the "Sponsor"). Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement fee, IPO and refinancing expenses, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to "Non-GAAP Measures," "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations," and "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.
Balance Sheet and Cash Flow
In 2014, the Company generated approximately $174.3 million of cash flow from operations compared to $159.7 million for the same period in 2013 and invested $78.0 million in fixed assets and acquisitions compared to $201.1 million in 2013. Net cash used in financing activities totaled $36.4 million in 2014 compared to $36.8 million provided in 2013.  The Company issued $165.0 million of incremental term loans in December 2014 under the terms of its existing Credit Agreement, and repurchased a total of 5.0 million shares of common stock for a total of $221.6 million in 2014, including a 4.5 million share block trade in connection with the secondary offering of stock completed in December 2014. In 2013, the Company raised $234.9 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its then outstanding indebtedness with the proceeds from the IPO and proceeds from the issuance of $790.0 million in new secured term loans.  During the year ended December 31, 2014, the Company's cash and cash equivalents grew $58.3 million to $87.9 million.
2015 Outlook
As described below, the Company is updating certain targets regarding its 2015 expectations.

•	Overall revenue growth in 2015 in the range of 7-10%

•	Adjusted EBITDA growth in 2015 in the range of 14-16%

•	Adjusted net income in 2015 in the range of 12-14%

•	Diluted adjusted earnings per common share growth in the range of 18-21%

•	Diluted weighted average shares of approximately 64 million shares

Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through February 27, 2015 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13599325.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.
Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 25, 2014. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.
Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies.  Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the 2013 reported periods give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at January 1, 2013. Diluted adjusted earnings per pro forma common share is calculated using the two-class method and includes the dilutive effect of stock options. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table "Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share" for further detail.

About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 140 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended December 31,
	2014	%	2013	%
Revenue	$337,768	100.0%	$319,177	100.0%
Cost of services	257,290	76.2%	247,961	77.7%
Gross profit	80,478	23.8%	71,216	22.3%
Selling, general and administrative expenses	36,219	10.7%	32,779	10.3%
Amortization of intangible assets	6,931	2.0%	8,026	2.5%
Income from operations	37,328	11.1%	30,411	9.5%
Interest expense, net	(8,870)	(2.7)%	(9,154)	(2.9)%
Income before income taxes	28,458	8.4%	21,257	6.6%
Income tax (expense) benefit	(9,564)	(2.8)%	2,419	0.8%
Net income	18,894	5.6%	23,676	7.4%
Net loss attributable to non-controlling interest	—	—%	(67)	—%
Net income attributable to Bright Horizons Family Solutions Inc.	$18,894	5.6%	$23,743	7.4%
Allocation of net income to common stockholders:
Common stock—basic	$18,819		$23,743
Common stock—diluted	$18,820		$23,743
Earnings per common share:
Common stock—basic	$0.29		$0.36
Common stock—diluted	$0.28		$0.35
Weighted average number of common shares outstanding:
Common stock—basic	65,182,552		65,190,234
Common stock—diluted	66,674,772		67,008,493

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Years Ended December 31,
	2014	%	2013	%
Revenue	$1,352,999	100.0%	$1,218,776	100.0%
Cost of services	1,039,397	76.8%	937,840	76.9%
Gross profit	313,602	23.2%	280,936	23.1%
Selling, general and administrative expenses	137,683	10.2%	141,827	11.6%
Amortization of intangible assets	28,999	2.1%	30,075	2.5%
Income from operations	146,920	10.9%	109,034	9.0%
Loss on extinguishment of debt	—	—%	(63,682)	(5.2)%
Interest expense, net	(34,606)	(2.6)%	(40,541)	(3.4)%
Income before income taxes	112,314	8.3%	4,811	0.4%
Income tax (expense) benefit	(40,279)	(3.0)%	7,533	0.6%
Net income	72,035	5.3%	12,344	1.0%
Net loss attributable to non-controlling interest	—	—%	(279)	—%
Net income attributable to Bright Horizons Family Solutions Inc.	$72,035	5.3%	$12,623	1.0%

Allocation of net income to common shareholders:
Common stock—basic	$71,755		$12,623
Common stock—diluted	$71,761		$12,623
Earnings per share:
Common stock—basic	$1.09		$0.20
Common stock—diluted	$1.07		$0.20
Weighted average number of common shares outstanding:
Common stock—basic	65,612,572		62,659,264
Common stock—diluted	67,244,172		64,509,036

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$87,886	$29,585
Accounts receivable—net	83,066	78,691
Other current assets	54,380	56,894
Total current assets	225,332	165,170
Fixed assets—net	398,947	390,894
Goodwill	1,095,738	1,096,283
Other intangibles—net	406,249	435,060
Other assets	16,404	15,263
Total assets	$2,142,670	$2,102,670
LIABILITIES, COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$7,900
Accounts payable and accrued expenses	116,425	107,626
Deferred revenue and other current liabilities	153,448	139,562
Total current liabilities	279,423	255,088
Long-term debt	911,627	756,323
Deferred income taxes	128,630	139,888
Other long-term liabilities	72,031	62,234
Total liabilities	1,391,711	1,213,533
Total stockholders’ equity	750,959	889,137
Total liabilities, common stock and stockholders’ equity	$2,142,670	$2,102,670

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Years Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,035	$12,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,447	72,808
Loss on extinguishment of debt	—	63,682
Interest paid in kind, amortization of original issue discount and deferred financing fees	3,052	4,906
Stock-based compensation	7,922	10,692
Deferred income taxes	(11,303)	(13,410)
Other non-cash adjustments, net	3,816	3,698
Changes in assets and liabilities:
Accounts receivable	(4,604)	(11,458)
Prepaid expenses and other current assets	3,606	(18,779)
Accounts payable and accrued expenses	9,589	365
Other, net	12,737	34,831
Net cash provided by operating activities	174,297	159,679
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(65,809)	(69,320)
Purchase of long-term investments	—	(2,000)
Settlement of purchase price for prior year acquisitions	1,030	—
Payments for acquisitions—net of cash acquired	(13,222)	(129,812)
Net cash used in investing activities	(78,001)	(201,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt, net	161,803	769,360
Extinguishment of long-term debt	—	(972,468)
Proceeds from initial public offering, net	—	234,944
Principal payments of long-term debt	(7,900)	(7,900)
Purchase of treasury stock	(221,577)	—
Proceeds from the issuance of common stock upon exercise of options	17,422	11,040
Proceeds from issuance of restricted stock	4,709	—
Purchase of non-controlling interest	—	(4,138)
Tax benefit from stock-based compensation	9,123	5,923
Net cash (used in) provided by financing activities	(36,420)	36,761
Effect of exchange rates on cash and cash equivalents	(1,575)	168
Net increase (decrease) in cash and cash equivalents	58,301	(4,524)
Cash and cash equivalents—beginning of period	29,585	34,109
Cash and cash equivalents—end of period	$87,886	$29,585

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended December 31, 2014
Revenue	$286,116	$42,197	$9,455	$337,768
Amortization of intangibles	6,606	181	144	6,931
Income from operations	21,642	13,089	2,597	37,328
Adjusted income from operations (1)	23,463	13,358	2,657	39,478

Three months ended December 31, 2013
Revenue	$274,496	$36,906	$7,775	$319,177
Amortization of intangibles	7,769	181	76	8,026
Income from operations	17,961	11,100	1,350	30,411
Adjusted income from operations (1)	19,151	11,100	1,350	31,601

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and transaction costs associated with the acquisition of businesses in 2014 and 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Year ended December 31, 2014
Revenue	$1,156,661	$162,886	$33,452	$1,352,999
Amortization of intangibles	27,696	725	578	28,999
Income from operations	92,229	49,317	5,374	146,920
Adjusted income from operations (1)	94,600	49,586	5,434	149,620

Year ended December 31, 2013
Revenue	$1,049,854	$144,432	$24,490	$1,218,776
Amortization of intangibles	29,048	725	302	30,075
Income from operations	67,287	39,710	2,037	109,034
Adjusted income from operations (1)	82,470	41,563	2,817	126,850

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO in January 2013, secondary offerings, transaction costs associated with the acquisition of businesses in 2013 and 2014, and costs in connection with the November 2014 amendment to the Credit Agreement.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Net income	$18,894	$23,676	$72,035	$12,344
Interest expense, net	8,870	9,154	34,606	40,541
Income tax expense (benefit)	9,564	(2,419)	40,279	(7,533)
Depreciation	12,184	11,469	48,448	42,733
Amortization of intangible assets (a)	6,931	8,026	28,999	30,075
EBITDA	56,443	49,906	224,367	118,160
Additional adjustments:
Deferred rent (b)	960	1,118	3,092	2,985
Stock compensation expense (c)	1,460	1,164	7,922	10,692
Sponsor management fee (d)	—	—	—	7,674
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to stock offerings and Credit Agreement amendment (f)	2,150	689	2,700	1,336
Acquisition-related costs (g)	—	501	—	4,012
Total adjustments	4,570	3,472	13,714	90,381
Adjusted EBITDA	$61,013	$53,378	$238,081	$208,541
Income from operations	$37,328	$30,411	$146,920	$109,034
Performance-based stock compensation expense (c)	—	—	—	4,968
Sponsor termination fee (d)	—	—	—	7,500
Expenses related to stock offerings and Credit Agreement amendment (f)	2,150	689	2,700	1,336
Acquisition-related costs (g)	—	501	—	4,012
Adjusted income from operations	$39,478	$31,601	$149,620	$126,850
Net income	$18,894	$23,676	$72,035	$12,344
Income tax expense (benefit)	9,564	(2,419)	40,279	(7,533)
Income before tax	28,458	21,257	112,314	4,811
Stock compensation expense (c)	1,460	1,164	7,922	10,692
Sponsor management fee (d)	—	—	—	7,674
Amortization of intangible assets (a)	6,931	8,026	28,999	30,075
Loss on extinguishment of debt (e)	—	—	—	63,682
Expenses related to stock offerings and Credit Agreement amendment (f)	2,150	689	2,700	1,336
Acquisition-related costs (g)	—	501	—	4,012
Adjusted income before tax	38,999	31,637	151,935	122,282
Adjusted income tax expense (h)	(13,296)	(10,483)	(54,697)	(44,022)
Adjusted net income	$25,703	$21,154	$97,238	$78,260

(a)
Represents amortization of intangible assets, including approximately $5.0 million and $20.0 million for the three and twelve months ended December 31, 2014 and 2013, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge in 2013.

(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.

(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.

(f)
Represents costs incurred in connection with secondary offerings of common stock in June 2013, March 2014 and December 2014, costs incurred in connection with the initial public offering of common stock completed in January 2013, and costs in connection with the November 2014 amendment to the Credit Agreement.

(g)	Represents costs associated with the acquisition of businesses.

(h)	Represents income tax expense calculated on adjusted income before tax at the annual effective rate of approximately 36.0% in both 2014 and 2013.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE
(In thousands except share amounts)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Diluted earnings per pro forma common share:
Net income	$18,894	$23,676	$72,035	$12,344
Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	—	—	1,327,115
Adjustment to weight Class L shares over respective period	—	—	—	(1,290,251)
Weighted average number of Class L shares over period	—	—	—	36,864
Class L conversion factor	—	—	—	35.1955
Weighted average number of converted Class L common shares	—	—	—	1,297,479
Weighted average number of common shares	65,182,552	65,190,234	65,612,572	62,659,264
Pro forma weighted average number of common shares—basic	65,182,552	65,190,234	65,612,572	63,956,743
Incremental dilutive shares (2)	1,492,220	1,818,259	1,631,600	1,849,772
Pro forma weighted average number of common shares—diluted	66,674,772	67,008,493	67,244,172	65,806,515
Diluted earnings per pro forma common share	$0.28	$0.35	$1.07	$0.19

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$25,703	$21,154	$97,238	$78,260
Pro forma weighted average number of common shares—basic	65,182,552	65,190,234	65,612,572	63,956,743
Incremental dilutive shares (2)	1,492,220	1,818,259	1,631,600	1,849,772
Pro forma weighted average number of common shares—diluted	66,674,772	67,008,493	67,244,172	65,806,515
Diluted adjusted earnings per pro forma common share	$0.39	$0.32	$1.45	$1.19

(1)
The weighted average number of Class L shares in the actual Class L earnings per share calculation for the year ended December 31, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the twelve-month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.

(2)	Represents the dilutive effect of stock options using the treasury stock method.